Voyant International Corp. (OTC BB: VOYT)
Price, May 30, 2008: $0.23
Industry: Technology; Media and Entertainment
IR CONTACT:	Market Capitalization: $34.2 million
American Capital Ventures	52-Week High/Low: $0.90/$0.05
305.918.7000	Common Shares Outstanding: 133.9 million
info@amcapventures.com	Website: www.voyant.net

Business Description

Voyant International Corporation (“Voyant,” “VOYT,” “the Company”) is a holding company that identifies, acquires and re-purposes technologies.  Voyant harnesses media assets and strategic partnerships to deliver next-generation commercial and consumer technology solutions at the intersection of today’s – and tomorrow’s – media and technology industries.

Investment Thesis

Media and Technology are two of the fastest growing and most dynamic industries in the world, yet they operate using very different approaches to business.  Directly, and with strategic partners, Voyant is forging links between disparate technologies and media content and combining them in novel ways to unlock their hidden ‘diamond-in-the-rough’ value.

Voyant is strategically positioned to exploit a disconnect at the intersection of technology and media.

Voyant’s multidisciplinary team of professionals discovers entrepreneurial opportunities to streamline and enhance the creation, aggregation, processing, distribution, and consumer experience of technologically delivered digital content.  The resulting multi-billion-dollar markets that Voyant is addressing range from aviation broadband systems to data communications acceleration to new radio spectrum opportunities.

RocketStream

RocketStream is a software platform that accelerates Internet data transfer up to 200 times faster than today’s norms.  Its potential applications range from large corporate data transfers to consumer downloads of pictures, movies and other data-rich media.  While RocketStream is expected ultimately to be a middle-ware product driving large third-party software platforms, as well as many of Voyant’s own system-level solutions, it is also being sold to business customers today as a stand-alone software product.

Voyant’s RocketStream technology has the potential to power multiple break-through applications by significantly boosting transfer speeds for data-rich media.

In January, Voyant successfully demonstrated its new RocketStream 1.2 release at MacWorld.  The product has now been sold on five continents, and sales of RocketStream as a discrete product have gained momentum in recent months.

RocketStream’s primary focus now is on embedding its technology in one or more software suites offered by other companies, thus winning recurring revenue streams and leveraging third-party marketing resources.  The first such contract has been signed with Proginet, a manufacturer of managed file transfer (MFT) software, and discussions with other potential partners are already underway in such diverse industries as entertainment, telecommunications, graphics, software-as-a-service (SaaS), etc.

In-Flight Aviation Broadband Systems

Voyant is re-purposing and leveraging its considerable arsenal of wireless intellectual property in the development of aviation broadband systems.  The goal is to give commercial airplane travelers access to an array of network-based products and services while airborne, including Internet access, e-mail, PDA access, and dedicated advertising and multimedia content.  Voyant’s high-bandwidth solution is expected to offer ten times the data capacity of competing offerings at the same or lower costs.  The Company’s Aviation Broadband business unit is gaining notice from airlines, partners and competitors alike.

Voyant’s Aviation Broadband unit has signed a letter of intent with communications industry leader Harris Corporation, whose revenues total nearly $5 billion annually.  As a first step, Harris is providing Voyant with access to its advanced software-defined radio (SDR) technology.  Combining Voyant’s proprietary intellectual property and engineering savvy with the technology, credibility and marketing clout of Harris potentially gives Voyant’s ultra-high-bandwidth solution a formidable advantage in a competitive – and potentially highly lucrative – field.

White Space Radio

The Federal Communications Commission (FCC) has auctioned off over 200 MHz of valuable VHF/UHF television spectrum and announced plans to make available for open access the so-called “white spaces” between licensed television channels.  This frequency range supports high-capacity, long-range and reliable wireless communications, and the release of this spectrum will constitute a potential windfall for companies with commercial applications to exploit it.

Voyant has received a $2 million initial purchase order, from a party undisclosed for competitive reasons, to develop and produce advanced white space radios (WSRs) to harness this new spectrum.  Among other potential applications for WSR is Voyant’s own in-flight aviation broadband initiative.

Voyant’s WSR is being developed for optimal flexibility, so that it can easily be configured to support a broad range of customers and applications.  Each of the 3,000 radio units to be produced under the initial $2 million purchase order is software-defined and can be reprogrammed over–the-air.  This will allow remote upgrades and reconfigurations.

The broad spectral capability of Voyant’s WSR design will also make it useable by auction winners of the lower and upper 700 MHz bands, as well as in the 900 MHz unlicensed band.  The newly available spectrum will support innovative new applications, including potentially explosive markets such as WiFi 2.0.

Management believes that the white space spectrum represents a new frontier for innovation in wireless communications and that Voyant has the skills set and flexibility of strategy to take full advantage of its release.

Voyant Productions

Voyant Productions is dedicated to the creation and aggregation of media content. Besides its own content rights, Voyant is in negotiations with a number of seasoned production groups and owners of existing content libraries in order to aggregate additional content.  Voyant Productions intends to monetize this content through compelling new distribution channels that leverage Voyant’s technological advantages.

Selected Financials
	March 31, 2008	December 31, 2007
Cash & Equivalents	$1,239,006	$73,556
Total Current Assets	$2,551,934	$103,469
Total Assets	$3,481,020	$1,042,763
Current Liabilities	$3,107,528	$1,758,782
Total Liabilities	$3,414,169	$2,115,840
Shareholders Equity (Deficit)	$66,851	$(1,073,077)
Average Shares Outstanding	129,505,691	119,658,684

Forward-Looking Statements -- This corporate profile contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results as a result of various factors, including: market acceptance of our products, competition, our ability to acquire, license or develop additional technologies or content, our ability to successfully develop and market products and services that we plan, our ability to reach agreements for transaction for which we are engaged in negotiations and consummate those transactions, our ability to accurately identify shortcomings in the evolution of the media and entertainment industries, our ability to raise sufficient capital, our ability to protect our intellectual property and other factors in our most recent Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB filed with the SEC. . These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in the Company’s annual report on Form 10-KSB for the 2007 fiscal year, and in other documents filed by the Company with the Securities and Exchange Commission.  This document is for informational purposes only, and should not be construed as a solicitation for the purchase or sale of securities. All factual information is believed to be reliable, but no guarantees are intended or implied as to accuracy and completeness. Any statements or opinions expressed herein are as of the date given, May 30, 2008, and the Company undertakes no obligation to update such statements or opinions to reflect events or circumstances arising after such date.